Exhibit 99.1

NEWS RELEASE

Media Contact

Drew Prairie

512-602-4425

drew.prairie@amd.com

Investor Contact

Ruth Cotter

408-749-3887

ruth.cotter@amd.com

AMD ANNOUNCES LATEST STEP IN MULTI-YEAR STRATEGIC TRANSFORMATION

—Dr. Lisa Su Named Chief Operating Officer; Company to Create Two Business Groups Focused on Further Strengthening Traditional Businesses and Driving Growth in Adjacent Markets; Chief Sales Officer John Byrne to Lead New Computing and Graphics Business Group —

SUNNYVALE CA — June 12, 2014 — AMD (NYSE: AMD) today announced the latest step in the company’s multi-year strategic transformation to deliver consistent growth and profitability by combining the company’s previously separate business units, global operations and sales organizations to create a singular, market-focused organization responsible for all aspects of product strategy, product execution, sales and operations. The new structure will be implemented on July 1 and will be led by Dr. Lisa Su (44) in her new role as AMD’s Chief Operating Officer (COO), reporting to AMD President and Chief Executive Officer Rory Read (52).

As a part of the re-alignment, AMD also announced it will consolidate its business units into two expanded business groups designed to deliver unmatched customer value in both traditional PC markets and adjacent high-growth markets:

•	The Computing and Graphics Business Group will combine AMD’s client, consumer graphics and professional graphics businesses, as well as their related product engineering and sales functions. AMD Chief Sales Officer John Byrne (43) has been appointed senior vice president and general manager responsible for leading the Computing and Graphics Business Group, reporting to Dr. Su.

•	The Enterprise, Embedded and Semi-Custom Business Group will combine AMD’s server, embedded, dense server and semi-custom businesses, as well as their related product engineering and sales functions. Dr. Su will be the acting lead.

“During the past two years, we have been successfully executing our three-step strategy to reset, accelerate and ultimately transform AMD,” said Read. “Today’s announcement represents the next step in our long-term strategic plan to help ensure AMD’s operating structure and culture are better aligned to drive consistent growth and profitability by leveraging our leadership IP to create differentiated products that help our customers win across a diversified set of high-growth markets.

“Lisa has been a driving force in AMD’s recent success, and as COO she will expand on this foundation and lead a broader organization designed to more quickly adapt to industry shifts, streamline execution and decision making, and create even greater value for our customers. John’s years of PC industry experience and successful track record of strengthening AMD’s customer relationships make him ideally suited to take on additional responsibility and lead one of our new business groups.”

Dr. Su joined AMD in 2012 as senior vice president and general manager, Global Business Units, responsible for the company’s product strategy, product definition and business plans. She joined AMD from Freescale, where she held multiple positions including chief technology officer and senior vice present and general manager, Networking and Multimedia. Prior to Freescale, Dr. Su spent 13 years with IBM in various engineering and business leadership positions.

During Byrne’s seven years at AMD he has held several senior management roles, including responsibility for global sales teams, leading the consolidation of the company’s computing and graphics processor worldwide channel sales teams and strengthening relationships with the company’s largest global customers. He has more than 25 years of experience in the technology industry, including founding two successful technology sales and marketing businesses.

About AMD

AMD (NYSE: AMD) designs and integrates technology that powers millions of intelligent devices, including personal computers, tablets, game consoles and cloud servers that define the new era of surround computing. AMD solutions enable people everywhere to realize the full potential of their favorite devices and applications to push the boundaries of what is possible. For more information, visit www.amd.com.

Cautionary Statement

This press release contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Forward-looking statements reflect current expectations and projections about future events, and thus involve uncertainty and risk. It is possible that future events, including the success of AMD’s strategic plans, may differ from expectations due to a variety of risks and other factors such as those described in the “Risk Factors” section of AMD’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013 and Quarterly Report on Form 10-Q for the quarter ended March 29, 2014, as filed with the Securities and Exchange Commission. It is not possible to foresee or identify all such factors. Any forward-looking statements in this press release are based on certain assumptions and analyses made in light of AMD’s experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. AMD does not intend to update any particular forward-looking statements contained in this press release.

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